VIDEO LOTTERY TECHNOLOGIES, INC.

                                           115 Perimeter Center Place. Suite 911
                                                               Atlanta, GA 30346

                                                               Tel. 404/481-1800
                                                                Fax 404/481-1899




January 21, 1997



Patricia Becker
1800 Wincanton Drive
Las Vegas, NV 89134

RE:      Amended Letter Agreement

Dear Patty:

This letter will amend the letter agreement (the "Agreement") between you and Video Lottery Technologies, Inc. dated January 16, 1995, as follows:

It is hereby agreed that the term of the Agreement is hereby extended for a period of one (1) year from January 16, 1997 through January 15, 1998.

Except as hereinabove amended, the Agreement remains in full force and effect.

Please indicate your acceptance by signing one copy of this letter, retain the other copy for your files.

Yours very truly,

VIDEO LOTTERY TECHNOLOGIES INC



Richard M. Haddrill
President

ACCEPTED AND AGREED TO:

     /S/
-----------------------------
Patricia Becker
Dated:      1/25             , 1997
       ----------------------

VIDEO LOTTERY TECHNOLOGIES, INC.

                                           115 Perimeter Center Place. Suite 911
                                                               Atlanta, GA 30346

                                                               Tel. 404/481-1800
                                                                Fax 404/481-1899


                                                  January 16, 1995


Patricia Becker, Esq.
1695 Circle Drive
Reno, NV 89509

Dear Patti:

     This will confirm our agreement concerning services to be rendered by you as a consultant to Video Lottery Technologies, Inc. (the "Company").

     It is agreed as follows:

     1. The Company hereby retains you as a Consultant for a period of two (2) years, from January 16, 1995 to January 15, 1997, to serve as the Chairman of the Compliance Committee of the Company, and otherwise to provide advice and assistance to the Company on matters of regulatory compliance and such other matters as requested by the President and CEO of the Company. It is understood that your services as a Consultant hereunder shall be separate and distinct from your duties and responsibilities as a Director of the Company.

     2. In consideration of your performing services as a Consultant hereunder, the Company shall pay you an annual retainer fee of $75,000, payable monthly, and shall also pay you at the rate of $1,000 per day for each day in which you perform such services, plus reimbursement of your expenses incurred in connection therewith, payable within fifteen (15) days after the end of each month during which you perform such services. Such reimbursement of expenses shall be in accordance with existing Company policies.

     3. During the term hereof, you will use your best efforts, skill, knowledge and experience in the performance of your services as a Consultant hereunder; and you will not directly or indirectly maintain any business or financial interests, or engage in any business or financial activities, or perform similar type services as provided hereunder which conflict with the interests of the Company. You also agree not to disclose, either during the term hereof or thereafter, any unpublished or confidential proprietary information concerning the business of the Company obtained by you hereunder.

Ms. Becker
January 16, 1995
Page 2

     4. It is understood that you will be performing your services as a Consultant hereunder as an independent contractor, and not as an agent or employee of the Company. However, since you will also be serving as a Director of the Company, and will be performing your duties as a Consultant at the request and with the approval of the Board, your services hereunder will be covered by the Company's directors' and officers' liability insurance, and the indemnification provided by the Company to you as a Director will extend to your activities as a consultant to the Company as well.

     6. This agreement calls for your personal services and is not assignable by you.

     7. You or the Company may terminate this agreement, without penalty, at any time and for any reason, upon ninety (90) days' prior written notice to the other.

     8. You hereby acknowledge that you have received and have read the Company's Code of Conduct and agree to abide by its provisions.

     If the foregoing correctly reflects our agreement, please so acknowledge below where indicated and return one copy to me, retaining the original of this letter for your files.

                                   Sincerely,

                                        /S/

                                   J. Stephen Vanderwoude

ACCEPTED AND AGREED TO:

        /s/
-----------------------------
Patricia Becker

Date:    January 18, 1995

JSV/jjd